As filed with the Securities and Exchange Commission on June 18, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CELYAD SA

(Exact name of registrant as specified in its charter)

Belgium	2834	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Rue Edouard Belin 12

1435 Mont-Saint-Guibert, Belgium

+32 10 394 100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 8th Avenue

New York, New York 10011

(212) 894-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Michael H. Bison Laurie A. Burlingame Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Pierre-Olivier Mahieu Sophie Rutten Allen & Overy LLP Avenue de Tervueren 268A 1150 Brussels, Belgium + 32 2 780 2222	Marc Recht Divakar Gupta Richard Segal Cooley LLP 500 Boylston Street Boston, MA 02116 (617) 937-2300	Laurent Legein Wim Dedecker Cleary Gottlieb Steen & Hamilton LLP 57 rue de la Loi 1040 Brussels, Belgium + 32 2 287 2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-204251

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Ordinary Shares, no par value(3)	$112,240	$13.04

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (File No. 333-204251), is hereby registered.
(2)	Includes (a) additional ordinary shares which the underwriters have the option to purchase, and (b) ordinary shares which are being offered in a private placement in Europe and other countries outside of the United States and Canada but which may be resold from time to time in the United States in transactions requiring registration under the Securities Act or an exemption therefrom. All or part of these ordinary shares may be represented by American Depositary Shares, or ADSs.
(3)	Based on initial public offering price of €60.25 per share in the global offering which is equivalent to a price of $68.56 assuming an exchange rate of $1.1380.
(4)	All ordinary shares will be represented by ADSs in the U.S. offering, with each ADS representing one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form F-1, as amended (File No. 333-204251) filed by Celyad SA with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 18, 2015, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Mechelen, Belgium, on June 18, 2015.

CELYAD SA

By:	/s/ Christian Homsy
Name:	Christian Homsy
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on June 18, 2015.

Signature	Title

/s/ Christian Homsy Christian Homsy	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Patrick Jeanmart Patrick Jeanmart	Chief Financial Officer (Principal Financial and Accounting Officer)

* Michel Lussier	Chairman of the Board

* William Wijns	Director

* Serge Goblet	Director

* Chris Buyse	Director

* Rudy Dekeyser	Director

* Jean-Marc Heynderickx	Director

* Chris De Johghe	Director

* Hanspeter Spek	Director

* Danny Wong	Director

Puglisi & Associates

* Name: Donald J. Puglisi Title: Managing Director	Authorized Representative in the United States

*By:	/s/ Christian Homsy	Attorney-in-Fact
Christian Homsy

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Allen & Overy LLP

23.1	Consent of PwC Reviseurs d’Entreprises SCCRL

23.1	Consent of Allen & Overy, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-204251), filed with the Securities and Exchange Commission on May 18, 2015 and incorporated by reference herein.